UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 29, 2021

Akouos, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39343	81- 1716654
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

645 Summer Street Suite 200 Boston, MA	02210
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (857) 410-1818

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	AKUS	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On January 29, 2021, Akouos, Inc. (the “Company”) entered into a First Amendment to Lease (the “Lease Amendment”) with OPG MP Parcel Owner (DE) LLC, a Delaware limited liability company, as successor in interest to Boston Harbor Industrial Development LLC (the “Landlord”), which amends that certain Lease, dated as of December 28, 2018 (as amended, the “2018 Lease”), by and between the Company and the Landlord, for office and laboratory space in Boston, Massachusetts (the “2018 Leased Premises”).

The Lease Amendment expands the 2018 Leased Premises to include approximately an additional 37,500 square feet (“Expansion Premises”) for a total of approximately 75,000 square feet and extends the term of the 2018 Lease for a new ten-year term. The monthly base rent for the Expansion Premises will start at $61,667 and will increase over the first 27 months of the term to $245,333 per month according to a prescribed schedule, following which it will increase every 12 months by approximately 3% per annum, up to a maximum monthly base rent of $310,781 during the term. The Company’s expected contractual obligation for base rent over the term is approximately $30.1 million.

The Company will post a customary letter of credit in the amount of approximately $1.2 million as a security deposit pursuant to the Lease Amendment.

The foregoing description of the Lease Amendment does not purport to be complete and is qualified in its entirety by reference to the Lease Amendment, a copy of which the Registrant intends to file with the Securities and Exchange Commission as an exhibit to the Registrant’s Annual Report on Form 10-Q for the quarter ended March 31, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AKOUOS, INC.

Date: February 4, 2021	By:	/s/ Karoline K. Shair
Name: Karoline K. Shair, Ph.D., J.D.
Title: Chief Legal Officer & Corporate Secretary